UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2010

THE PBSJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 West Boy Scout Boulevard, Suite 700

Tampa, Florida 33607

(Address of principal executive office)

Registrant’s telephone number, including area code (813) 282-7275

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Internal Investigation Update

On January 14, 2010, the employees of The PBSJ Corporation, a Florida corporation (the “Company”) received the following update from the Company’s Audit Committee concerning the previously disclosed internal investigation regarding certain projects undertaken by PBS&J International, Inc., one of the Company’s subsidiaries, in certain foreign countries (the “Internal Investigation”):

As you have probably seen in the Company’s filings with the SEC, the PBSJ Audit Committee is conducting an independent investigation into certain activities that took place in the Company’s international subsidiary. The Audit Committee would like to provide you with some insight into our perspective on this investigation, especially as it compares to the previous investigations conducted by the Audit Committee.

The evidence uncovered to date does not suggest that any violation of law that may have occurred extends beyond PBSJ’s international operations, which generated minimal revenues during the period in question. The scope is much more limited. We have found no illegal conduct by any members of PBSJ’s executive management, and we expect that this investigation will be completed in a matter of a few months, not years.

Our intent in sending this message is not to minimize the problems that occurred — your Audit Committee takes compliance matters very seriously and will act swiftly and appropriately to correct any problems that are uncovered during the investigation. However, we thought it was important for PBSJ’s employees to understand the relative scope of this investigation in light of PBSJ’s history. Please feel free to contact a member of the Audit Committee if you have questions or concerns.

William D. Pruitt, Chairman

Richard J. Dobkin

Frank A. Stasiowski

This Item 8.01 of this Current Report on Form 8-K contains forward-looking statements relating to the expected outcome and conclusion of the Internal Investigation. These statements are not guarantees of the final outcome or timing of the conclusion of the Internal Investigation. The expectations with respect to the results or conclusion of the Internal Investigation expressed in this Item 8.01 of this Current Report on Form 8-K are subject to the risk that future facts that are uncovered in the Internal Investigation may cause the actual outcome or the timing of conclusion of the Internal Investigation to differ from current expectations.

Stock Valuation

On January 14, 2010, the Board of Directors (the “Board”) of the Company approved the September 30, 2009 stock price valuation of $39.31 per share of the Company’s Class A common stock, par value $0.00067 (the “Class A Common Stock”).

Three-For-One Stock Split

On January 19, 2010, the Board approved a three-for-one stock split (the “Stock Split”) of the Class A Common Stock. Shareholders of record of the Class A Common Stock at the close of business on April 1, 2010 (the “Record Date”) will receive two additional shares of Class A Common Stock on April 15, 2010 (the “Effective Date”), for each share of Class A Common Stock held on the Record Date.

In connection with the Stock Split, the Board also approved the amendment of the Company’s Amended and Restated Articles of Incorporation, effective as of the Effective Date, to expand the number of authorized shares of (i) the Company’s common stock from 20,000,000 to 60,000,000, which shall be divided into (a) 45,000,000 shares of Class A Common Stock and (b) 15,000,000 shares of Class B common stock, par value $0.00067 per share, and (ii) the Company’s preferred stock, par value $0.001 per share, from 10,000,000 to 30,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PBSJ CORPORATION

Date: January 21, 2010	By:	/s/ Donald J. Vrana
		Name:	Donald J. Vrana
		Title:	Senior Vice President and Chief Financial Officer